Exhibit 10.6

METAL TEXTILES CORPORATION
SUPPLEMENTAL RETIREMENT AND DEATH BENEFIT PROGRAM
(As Amended and Restated)

ARTICLE I
Purposes

The purposes of this Program are to enable Metal Textiles, by providing benefits from executives which supplement existing employee security benefits, (a) to retain in its employ personnel serving in Executive Positions and personnel in lesser positions who hold promise for promotion to Executive Positions; and (b) to enable Metal Textiles to attract to its employ persons of outstanding ability to fill future vacancies in Executive Positions.

ARTICLE II
Definitions

The terms used in this Program shall have the following meanings:

2.1           “Board” means the Board of Directors of Metal Textiles Corporation.

2.2           “Designated Beneficiary” means the person (which may be a Participant’s estate or a trust created by the Participant) designated by a Participant to receive the Supplemental Death Benefit or the balance of the Supplemental Retirement Benefit payable after the Participant’s death in accordance with the provisions of this Program.  The term “Designated Beneficiary” includes the estate of a Participant in the event of the Participant shall have failed to designate a beneficiary under this Program during his lifetime or in the event no such beneficiary shall have survived the Participant

2.3           “Early Retirement” means Retirement at age 55 or thereafter prior to attaining age 65.

2.4           “Employee” means any person employed by Metal Textiles on a full-time permanent basis.

2.5           “Executive Positions” means those employment positions presently classified by Metal Textiles as Grade 10-15, inclusive, provided, however, nothing contained in this Program shall be construed as preventing or limiting Metal Textiles or the Board, for the purpose of this Program or otherwise, from modifying, eliminating or establishing different employment classifications.

2.6           “Insurer” means the insurance company authorized by the Board from time to time to provide funds to Metal Textiles to pay all or any portion of the benefits provided under this Program.

2.7           “Metal Textiles” means Metal Textiles Corporation, a New York corporation, and those subsidiaries of Metal Textiles Corporation, whether presently existing or hereafter formed or acquired, which the Board shall determine to include in this Program.

2.8           “Normal Retirement” means Retirement at age 65 or thereafter and includes “deferred retirement” as such term is used in the Metal Textiles Corporation Employees’ Retirement Plan as presently constituted or as it may be amended hereafter.

2.9           “Participant” means any Employee who meets the eligibility and insurability requirements specified in Article III of this Program.

2.10           “Program” means the Metal Textiles Corporation Supplemental Retirement and Death Benefit Program as presently constituted or as it may be modified or amended by the Board hereafter.

2.11           “Retirement” means the retirement of a Participant from active service with Metal Textiles in the manner contemplated by the Metal Textiles Corporation Employees’ Retirement Plan as presently constituted or as it may be amended hereafter, but is not a termination of employment as set forth in the exception in the first sentence of Section 4.2 of such Retirement Plan.

2.12           “Supplemental Death Benefit,” “Supplemental Retirement Benefit,” “Supplemental Normal Retirement Benefit,” “Supplemental Early Retirement Benefit,” “Full Supplemental Early Retirement Benefit” and “Reduced Supplemental Early Retirement Benefit” shall have the meanings assigned to such terms in Articles IV and V, respectively.

2.13           “Year of Service” means 12 months of continuous full-time permanent employment by Metal Textiles.  In computing Years of Service for the purpose of this Program, all periods of full-time permanent employment shall be included, whether rendered before or after the effective date of this Program.  Leaves of absence which have been approved by an authorized representative of Metal Textiles shall not be considered a break in continuity of service in computing Years of Service.

ARTICLE III
Eligibility

Employees who meet the following conditions are eligible to participate in this Program:

a)           Completion of two Years of Service.

b)           Hold an Executive Position and be less than age 55 at either the effective date of this Program or on the anniversary of the Employee’s second Year of Service after the effective date of this Program.

c)           At such time as an Employee meets the conditions specified in subparagraphs (a) and (b) — i.e., at either the effective date of this Program or the anniversary of his second Year of Service after such effective date, as applicable — be certified to Metal Textiles by the Insurer as “insurable” at standard premium rates at the time in effect for persons of the particular Employee’s then age.  If the particular Employee is certified as being “insurable” only on a “rated” basis, the Employee may participate in the Program only on such basis as the Board shall determine and any benefits so made available to such “rated” Employee shall be in lieu of the benefits specified in Articles IV and V of this Program.

ARTICLE IV
Supplemental Death Benefit

Section 4.1.                      Circumstances of Death:      In the event a Participant shall die while in the service of Metal Textiles or after Retirement but prior to the time when any payment on account of the Supplemental Retirement Benefit shall have been made, Metal Textiles will pay to the Designated Beneficiaries of the Participant, a Supplemental Death Benefit in the amount and at the times specified in Section 4.3.  The Supplemental Death Benefit is in addition to any insurance that may be payable to the Participant’s Designated Beneficiaries under the Metal Textiles Corporation Group Insurance Plan.

Section 4.2.                      Benefit Amounts and Number of Installments:     The total and installment amounts of the Supplemental Death Benefit based on the Executive Position held by a Participant at the date of his death and the number of installment payments are set forth in the following table; provided, however, if the Participant dies on or after his 55th birthday, his beneficiary or his estate will receive only the amount of Supplemental Death Benefit the Participant was eligible to receive on his 55th birthday:

Executive Position	Total Amount	Amount of Each Installment	Number of Installments
Grade 10	$50,000	$10,000		5
Grade 11	75,000	10,000	*	7*
Grade 12	100,000	10,000		10
Grade 13	150,000	15,000		10
Grade 14	200,000	20,000		10
Grade 15	250,000	25,000		10

* Final installment (8th installment) will be in the amount of $5,000.

Section 4.3.                      Timing of Installments:      The Supplemental Death Benefit will be payable in the number of installments for each Executive Position set forth in the table under the caption “Number of Installments” set forth in Section 4.2.  The first installment will be payable 60 days after Metal Textiles receives notice of a Participant’s death, except if the Supplemental Death Benefit is payable to the Participant’s estate or the trustee of a testamentary trust under the Participant’s will, the first installment will be payable 30 days after Metal Textiles receives notice of the appointment of the representative of the Participant’s estate or the testamentary trustee, as applicable.  Thereafter, each installment will be paid on the anniversary date of the participant’s death until the Supplemental Death Benefit has been fully paid.  See Schedule 4.3 attached to and forming part of this Program for the schedule of installment payments.

ARTICLE V
Supplemental Retirement Benefits

Section 5.1.                      Normal Retirement:      Upon the Normal Retirement of a Participant, a Supplemental Normal Retirement Benefit equal to 75% of the total amount of the Supplemental Death Benefit for the Participant at the date of his Retirement is payable to the Participant in 40 equal consecutive quarterly installments, commencing on the first day of the first calendar quarter after the date of Retirement, except if the Participant retires in the last month of a calendar quarter, the first installment will be paid on the first day of the second calendar month after the date of Retirement.  For example, if a Participant retired on January 31, the first installment would be payable on the following April 1, but Retirement on March 15 would result in the first installment being payable on the following May 1.  For Participants certified as being “insurable”, the following table sets forth the respective amounts of quarterly installments based on Executive Positions:
Grade	Amount of Quarterly Installment
10	$ 937.50
11	1,406.25
12	1,875.00
13	2,812.50
14	3,750.00
15	4,687.50

Notwithstanding the foregoing, the total amount of Supplemental Normal Retirement Benefit that a participant shall be entitled to receive may never exceed the total amount of Supplemental Normal Retirement Benefit the Participant was eligible to receive on his 55th birthday.

Section 5.2.                      Early Retirement:

a)           Full Supplemental Early Retirement Benefit:     Upon the Early Retirement of a Participant, a Full Supplemental Early Retirement Benefit equal to the product of the following formula will be payable to the Participant commencing after the Participant’s 65th birthday in the number of installments and in accordance with the payment schedule set forth in Section 5.1 to a Participant having at least 10 Years of Service and 5 continuous years of participation in the Program (an approved leave of absence shall not be deemed a break in continuity of participation and shall be included in computing years of participation):

Values
A = Amount of Participant’s Supplemental Normal Retirement Benefit
B = Participant’s actual number of Years of Service.*
C = Number of Years of Service assuming Participant’s Retirement at age 65.*
X = Amount of Supplemental Early Retirement Benefit.
* Rounded to the nearest whole year.
Formula
A x B / C = X

b)           Reduced Supplemental Early Retirement Benefit:     Notwithstanding the provisions of Section 5.2 (a), a Participant in his application for Early Retirement may elect to receive a Reduced Supplemental Early Retirement Benefit which shall be payable commencing on the first day of the first calendar quarter after the date of Early Retirement, except if the date of Early Retirement is in the last month of a calendar quarter, installment payments will commence on the first day of the second calendar month after the date of Early Retirement.  The total amount of the Reduced Supplemental Early Retirement Benefit shall be calculated by subtracting from (A) the total amount of the Full Supplemental Early Retirement Benefit for such Participant [calculated as provided in Section 5.2 (a)], (B) the product of the following multiplications:

(.005 x Total Amount of Participant’s Full Supplemental Early Retirement Benefit) x Number of Calendar Months Early Retirement Date Precedes Participant’s 65th Birthday.

For the purpose of calculating the number of months in the above formula, the month in which the participant’s 65th birthday occurs shall not be counted and the month in which the date of Early Retirement occurs shall be counted.

c)           Number of Installments:     Each Supplemental Early Retirement Benefit will be payable in 40 equal consecutive quarterly installment.

Section 5.3.                      Early Retirement Application:      No Supplemental Early Retirement Benefit shall be paid unless a Participant shall have completed an application for the payment of such Benefit, in the form prescribed by Metal Textiles, and such application shall have been submitted to and approved by the Executive Committee of the Board.

Section 5.4.                      Post-Retirement Death:      In the event of a Participants death after Retirement and the making of a payment on account of his Supplemental Retirement Benefit but prior to the payment of all installments of such Supplemental Retirement Benefit, the remaining installments will be paid to the Participant’s Designated Beneficiaries, in Accordance with the installments payment schedule set forth in Section 5.1.

ARTICLE VI
Additional Conditions to Payment of Benefits

Section 6.1.                      Additional Conditions:      In addition to the conditions to the payment of Benefits set forth in Articles IV and V, the payment of a benefit to a Participant or the Designated Beneficiary of a Participant under this Program shall be made only if all of the following conditions, to the extent applicable to the particular case, are fully satisfied at the time a benefit installment is payable:

a)           The Participant’s employment shall not have been terminated, except by Retirement.  An approved leave of absence, as specified in the definition of “Year of Service” in Article II, shall not be deemed a termination of employment for this purpose.

b)           The Participant shall not have engaged in any of the following conduct: (i) engagement before or after Retirement, directly or indirectly, in the operation or management of any business, whether as an officer, director, partner, proprietor, employee or consultant, which, in the sole judgment of the Board, is detrimental to or in competition with Metal Textiles; or (i) disclosure to an unauthorized person of any confidential information or knowledge as to the business affairs of Metal Textiles which the Participant received during the time of his employment by Metal Textiles; or (iii) engagement in other conduct, which in the sole judgment of the Board, is contrary to the best interests of Metal Textiles.

Section 6.2.                      Termination of Rights:      In the event that any of the conditions to payment set forth in Articles IV and V and in Section 6.1 shall not be fully satisfied at the time that any benefit installment is to be paid to a particular Participant or his Designated Beneficiary, or if the Participant violates any of the conditions specified in Section  6.1 (b), then all benefits standing to the Participant’s credit at such time shall lapse and be credited to the general funds of Metal Textiles, and neither the Participant nor any of his Designated Beneficiaries or legal representatives shall thereafter have any rights under this Program.

Section 6.3.                      Benefits Conditioned on Insurance:      Inasmuch as the source of funds for the payment of the benefits to be provided under this Program is to be through insurance maintained by and payable to Metal Textiles, Metal Textiles shall have no liability to pay any benefit if for any reason Metal Textiles is not able to collect from the Insurer the amount necessary to fund the payment of such benefit, including as the result of the termination of this Program pursuant to Section 7.2.

ARTICLE VII
Miscellaneous

Section 7.1.                      Administration and Interpretation:      Full power and authority to construe, interprete and administer this Program is vested in the Board and its decision shall be final, conclusive and binding upon all parties.  The place of administration of this Program shall be conclusively deemed to be within the State of New Jersey and the validity, construction, interpretation and administration and effect of the Program and the rights of any and all personnel having or claiming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of New Jersey.  Nothing contained in this Program and no action taken by the Board pursuant to its provisions shall create or be construed to create a trust of any kind, or a fiduciary relationship between Metal Textiles or the Board, or either of them, and any Employee, Designated beneficiary or other person.

Section 7.2.                      Amendment or Termination of Plan:      While Metal Textiles hopes to continue this Program indefinitely, it reserves the right in the Board to amend, modify, supplement, suspend or terminate this Program at any time.  Accordingly, no Employee or any person claiming under or through an Employee shall have any vested right or interest in this Program or in any benefit provided hereunder or in any specific asset of Metal Textiles, except to the extent that, after suspension or termination of the Program, (i) Metal Textiles actually collects from the Insurer the money necessary to fund the payment of any benefit which would have been paid upon the death or retirement of a Participant but for such suspension or termination and (ii) all conditions established by the Program for the payment of such benefit have then been satisfied (other than conditions relating to Years of Service or years of participation in the Program which must be satisfied prior to such suspension or termination).

Section 7.3.                      Designation of Beneficiary:      A Participant may designate a Designated Beneficiary or change such Beneficiary (without the consent of any prior Designated Beneficiary) on a form provided by Metal Textiles and delivered to it prior to the Participant’s death.

Section 7.4.                      Limitation on Liability:      No member of the Board shall be liable with respect to this Program for any act, whether of commission or omission, taken by any other member of the Board or by any officer, agent or employee of Metal Textiles, nor, except in circumstances involving his own bad faith, for anything done or omitted by himself.

Section 7.5.                      Expenses of Administration:      All expenses of the administration of this Program shall be borne by Metal Textiles.

Section 7.6.                      Nontransferability:      The right of a Participant or any other person to the payment of any benefit hereunder shall not be assigned, transferred, pledged or encumbered and shall not be subject to execution, attachment or similar process.  Any attempted assignment, transfer, pledge or encumbrance or other disposition of such right, contrary to the foregoing provisions, or the levy of any attachment or similar process thereon, shall be null and void and without effect.

Section 7.7.                      Effective Date:      This Program shall become effective on such date as it shall be declared effective by the Board.

1997 AMENDMENT

Effective January 1, 1977, the Program is hereby terminated.  All Participants as of the January 1, 1977 will continue to be eligible for benefits in accordance with their employment status at such date, including those participants not fully vested at such time.  Subsequent changes in a Participant’s employment status will be in accordance with the provisions of the Program, however, in no event will such benefits be increased from those determined as of January 1, 1977.  Should a Participant fail to meet the eligibility requirement of the Program at a later date, the Participant will be eliminated from the Program in accordance with current provisions.  All other provisions of the Program will remain as currently provided.